Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

INFORMATION OF UNITED AND CONTINENTAL

On May 2, 2010, UAL Corporation, Continental Airlines, Inc. (“Continental”) and JT Merger Sub Inc., a wholly-owned subsidiary of UAL Corporation, entered into an Agreement and Plan of Merger. On October 1, 2010, JT Merger Sub Inc. merged with and into Continental, with Continental surviving as a wholly-owned subsidiary of UAL Corporation (the “Merger”). Upon closing of the Merger, UAL Corporation became the parent company of both United Air Lines, Inc. (“United”) and Continental and UAL Corporation’s name was changed to United Continental Holdings, Inc. (“UAL” or the “Company”).

The Company plans to merge United Air Lines, Inc. and Continental Airlines, Inc. into one legal entity (the “Airlines Merger”) in 2013. Once this legal merger occurs, the financial statements of United and Continental will be combined at their historical cost for all periods presented beginning on October 1, 2010, the date on which Continental became a wholly-owned subsidiary of UAL, and there will no longer be a requirement to separately report the historical financial statements of Continental.

The Unaudited Pro Forma Condensed Combined Balance Sheet of United and Continental combines the historical consolidated balance sheet of Continental and United as of December 31, 2012. The Unaudited Pro Forma Condensed Combined Statement of Operations of United and Continental for the year ended December 31, 2012 combines the historical consolidated statement of operations of Continental and United.

The Unaudited Pro Forma Condensed Combined Financial Statements of United and Continental were prepared by combining the historical financial information of both Continental and United. Pro forma statements that give effect to a business combination to be accounted for as a reorganization of entities under common control combine the historical financial statements of combining entities.

These Unaudited Pro Forma Condensed Combined Financial Statements have been developed from and should be read in conjunction with the consolidated financial statements of Continental and United contained in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2012. The Unaudited Pro Forma Condensed Combined Financial Statements of United and Continental are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Continental or United would have been had the Airlines Merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF

UNITED AND CONTINENTAL

December 31, 2012

In millions

	Historical
	Continental	United	Pro Forma Adjustments	Condensed Combined Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,999	$2,766	$—	$4,765
Short-term investments	1,447	326	—	1,773

Total unrestricted cash, cash equivalents and short-term investments	3,446	3,092	—	6,538
Restricted cash	—	65	—	65
Receivables, less allowance for doubtful accounts	144	1,194	—	1,338
Aircraft fuel, spare parts and supplies, less obsolescence allowance	293	402	—	695
Deferred income taxes	274	272	—	546
Receivables from related parties	1	2,767	(2,542)	226
Prepaid expenses and other	147	700	(5)	842

	4,305	8,492	(2,547)	10,250

Property and equipment, net	8,346	8,946	—	17,292

Other assets:
Goodwill	4,523	—	—	4,523
Intangibles, less accumulated amortization	2,371	2,228	(3)	4,596
Receivables from related parties	—	270	(270)	—
Restricted cash, cash equivalents and investments	110	272	—	382
Other, net	458	594	—	1,052

	7,462	3,364	(273)	10,553

	$20,113	$20,802	$(2,820)	$38,095

(continued on the next page)

Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF UNITED AND CONTINENTAL

December 31, 2012

In millions

	Historical
	Continental	United	Pro Forma Adjustments	Condensed Combined Pro Forma
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Advance ticket sales	$39	$3,321	$—	$3,360
Frequent flyer deferred revenue	—	2,364	—	2,364
Accounts payable	798	1,518	—	2,316
Accrued salaries and benefits	559	1,204	—	1,763
Current maturities of long-term debt	722	1,090	—	1,812
Current maturities of capital leases	3	119	—	122
Payables to related parties	2,542	75	(2,542)	75
Other	210	935	(5)	1,140

	4,873	10,626	(2,547)	12,952

Long-term debt	5,753	4,285	—	10,038
Long-term obligations under capital leases	174	618	—	792

Other liabilities and deferred credits:
Frequent flyer deferred revenue	—	2,756	—	2,756
Postretirement benefit liability	230	2,384	—	2,614
Pension liability	2,303	97	—	2,400
Advanced purchase of miles	—	1,537	—	1,537
Deferred income taxes	822	648	—	1,470
Payables to related parties	270	—	(270)	—
Lease fair value adjustment, net	881	—	—	881
Other	460	1,035	—	1,495

	4,966	8,457	(270)	13,153

Stockholder’s equity:
Common stock	—	—	—	—
Additional capital invested	4,167	3,444	—	7,611
Retained earnings (deficit)	1,001	(6,396)	(3)	(5,398)
Accumulated other comprehensive loss	(821)	(232)	—	(1,053)

	4,347	(3,184)	(3)	1,160

	$20,113	$20,802	$(2,820)	$38,095

Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF UNITED AND CONTINENTAL

Year ended December 31, 2012

In millions

	Historical
	Continental	United	Pro Forma Adjustments	Condensed Combined Pro Forma
Operating revenue:
Passenger-Mainline	$12,081	$13,723	$—	$25,804
Passenger-Regional	2,910	3,869	—	6,779

Total passenger revenue	14,991	17,592	—	32,583
Cargo	353	665	—	1,018
Other operating revenue	1,631	2,704	(776)	3,559

	16,975	20,961	(776)	37,160

Operating expenses:
Aircraft fuel	5,709	7,430	—	13,139
Salaries and related costs	3,559	4,234	153	7,946
Regional capacity purchase	963	1,507	—	2,470
Landing fees and other rent	902	1,030	(2)	1,930
Aircraft maintenance materials and outside repairs	654	1,163	(58)	1,759
Depreciation and amortization	592	930	—	1,522
Distribution expenses	668	684	—	1,352
Aircraft rent	680	313	—	993
Special charges	339	984	—	1,323
Other operating expenses	2,155	3,390	(869)	4,676

	16,221	21,665	(776)	37,110

Operating income (loss)	754	(704)	—	50

Nonoperating income (expense):
Interest expense	(326)	(496)	—	(822)
Interest capitalized	22	15	—	37
Interest income	15	8	—	23
Miscellaneous, net	57	(2)	—	55

	(232)	(475)	—	(707)

Income (loss) before income taxes	522	(1,179)	—	(657)
Income tax expense (benefit)	(5)	9	—	4

Net income (loss)	$527	$(1,188)	$—	$(661)

Exhibit 99.1

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF UNITED AND CONTINENTAL

Note 1. Basis of Presentation

On May 2, 2010, UAL Corporation, Continental Airlines, Inc. (“Continental”) and JT Merger Sub Inc., a wholly-owned subsidiary of UAL Corporation, entered into an Agreement and Plan of Merger. On October 1, 2010, JT Merger Sub Inc. merged with and into Continental, with Continental surviving as a wholly-owned subsidiary of UAL Corporation (the “Merger”). Upon closing of the Merger, UAL Corporation became the parent company of both United Air Lines, Inc. (“United”) and Continental and UAL Corporation’s name was changed to United Continental Holdings, Inc. (“UAL” or the “Company”).

The Company plans to merge United Air Lines, Inc. and Continental Airlines, Inc. into one legal entity (the “Airlines Merger”) in 2013. Once this legal merger occurs, the financial statements of United and Continental will be combined at their historical cost for all periods presented beginning on October 1, 2010, the date on which Continental became a wholly-owned subsidiary of UAL, and there will no longer be a requirement to separately report the historical financial statements of Continental.

The Unaudited Pro Forma Condensed Combined Balance Sheet of United and Continental combines the historical consolidated balance sheet of Continental and United on December 31, 2012. The Unaudited Pro Forma Condensed Combined Statement of Operations of United and Continental for the year ended December 31, 2012 combines the historical consolidated statement of operations of Continental and United for the year ended December 31, 2012.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared by combining the historical financial information of both Continental and United. Pro forma statements that give effect to a business combination to be accounted for as a reorganization of entities under common control generally only combine the historical financial statements of combining entities.

Note 2. Pro Forma Adjustments

The Unaudited Pro Forma Condensed Combined Financial Statements of United primarily reflect the elimination of transactions and account balances between Continental and United.